Exhibit 10-10

LONG ISLAND BANCORP, INC.

Non-Employee Directors Retirement Benefit Plan

October 21, 1994
As amended June 24, 1997

and

As further amended December 31, 2008

LONG ISLAND BANCORP, INC.

Non-Employee Directors Retirement Benefit Plan

LONG ISLAND BANCORP, INC.

Non-Employee Directors Retirement Benefit Plan

* * * * *

1. Purpose. The purpose of the Non-Employee Directors Retirement Benefit Plan (the "Plan") is to strengthen the ability of Long Island Bancorp, Inc. (the "Company") to attract and retain the services of experienced and knowledgeable non-employee directors through the provision of reasonable and competitive benefits upon the retirement of such directors from the Company's Board of Directors (the "Board").

2. Definitions.  For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 "Bank" means The Long Island Savings Bank, FSB.

2.2 "Beneficiary" means the person or persons designated by the Eligible Director to receive benefits under this Plan in the event of the Eligible Director's death.

2.3 "Board" means the Board of Directors of the Company, as constituted from time to time.

2.4 "Change of Control" means (a) a change in control of the Bank or the Company of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act, other than any change in control directly related to or in connection with the conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank; (b) a change in control of the Bank or the Company within the meaning of 12 U.S.C. § 1817(i), the Change in Bank Control Act, and 12 C.F.R. § 574.4 of the Acquisition of Control of Savings Association regulations of the office of Control of Savings Association regulations of the Office of Thrift Supervision, other than any change in control directly related to or in connection with the conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank; (c) individuals who constitute the Board as of the effective date of the Plan (the "Incumbent Board") cease for any reason, including in connection with the conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank, to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Company's shareholders, as the case may be, was approved by the Company's nominating committee then serving under the Board, shall be, for purposes of this clause (c), considered as though he or she was a member of the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual threatened solicitation of proxies or consents); (d) approval by the shareholders of the Bank or the

Company, as the case may be, of a reorganization, merger or consolidation, or the consummation of any such reorganization, merger or consolidation, other than, in any case (i) any such transaction occurring in connection with or directly related to the conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank, or (ii) a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Company beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than eighty percent (80%) of the Voting Interest of the corporation or other entity resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Company; (e) approval by the shareholders of the Bank or the Company, as the case may be, of (i) a complete liquidation or dissolution of the Bank or the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, or the occurrence of any such liquidation, dissolution, sale or other disposition, other than, in any case, to a Subsidiary, directly or indirectly, of the Company, or any Affiliate, or in connection with or directly related to any conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank; and/or (f) the solicitation of proxies from shareholders of the Company, by someone other than the current management of the Company and without the approval of the Board, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Bank and/or the Company with one or more corporations as a result of which the shareholders' interests in the Bank and/or the Company are actually exchanged for or converted into securities not issued by the Bank and/or the Company.

2.5 "Company" means Long Island Bancorp, Inc., a Delaware corporation, or any successor corporation.

2.6 "Credited Service" means the number of years (rounded up to the next whole number) which represents an Eligible Director's years of service as a director of the Bank or the Company (including partial years of service and service as a trustee or director of the Bank or the Company prior to the implementation of this Plan).

2.7 "Eligible Director" means any non-employee Director of the Company (i) who is not and has never been an employee of the Company or the Bank; (ii) who is or becomes a member of the Board and whose subsequent retirement from the Board is in accordance with the requirements and provisions of this Plan; and (iii) who has not accrued and is not eligible to receive retirement benefits under any other qualified or non-qualified pension or retirement benefit plan of the Bank or the Company; provided, that anything in this paragraph to the contrary notwithstanding, the term "Eligible Director" shall include any person serving as Director Emeritus of the Company or the Bank as of the Effective Date of the Plan.  Upon a Change of Control, any Director of the Company with five (5) or more years of Board service shall be deemed an Eligible Director.

2.8 "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto, as the same may be in effect from time to time.

2.9 "Meeting Fee" means the fee paid to an Eligible Director for attendance at any regular meeting of the Board in effect at the time of such Eligible Director's retirement.

2.10 "Payment Date" means the date of the Company's monthly board of directors meetings, or such other date in the month as may be determined by the Company.

2.11 "Plan" means the Long Island Bancorp, Inc. Non-Employee Directors Retirement Benefit Plan, as set forth herein.

2.12 "Retainer" means the annual retainer fee paid to each non-employee Director in effect at the time of an Eligible Director's retirement.

2.13 "Retirement" means the voluntary or involuntary termination of an Eligible Director from active service on the Board on or after the attainment of age 65, except in the event of a Change of Control in which case any termination of an Eligible Director shall be deemed a Retirement.

3. Retirement Benefits.

3.1 The full retirement benefit (the "full benefit") payable under the Plan shall be equal to the sum of (a) the annual retainer in effect on the date of the Eligible Director's retirement from the Board and (b) the product of the Board meeting fee in effect on that date multiplied by the number of regular Board meetings then scheduled within a calendar year. Such retirement benefit shall be payable on each Payment Date beginning with the Payment Date immediately following the Eligible Director's retirement and ending with the 120th payment.

3.2 No Eligible Director shall receive the full benefit under this Plan until such Eligible Director completes fifteen years of Credited Service on the Board. In the case of any breaks in service, all periods of service shall be aggregated to determine the length of Credited Service. Upon the Eligible Director's retirement after completion of the required period of Credited Service, the Eligible Director's full benefit shall be deemed to have been earned and is thereafter payable in accordance with Paragraph 3.1 and the other provisions of the Plan.

3.3 In the event that an Eligible Director retires from the Board with a minimum of five but less than fifteen years of Credited Service, such Eligible Director shall receive a reduced annual retirement benefit (the "reduced benefit") equal to the product of (a) the full annual retirement benefit as determined in Paragraph 3.1 and (b) a fraction, the numerator of which is the Eligible Director's number of years of Credited Service and the denominator of which is fifteen. Such reduced benefit shall be paid in the manner described in Paragraph 3.1 and in accordance with the other provisions of the Plan.

3.4 In the event of the death of the Eligible Director after payments have commenced under this Plan, any remaining unpaid retirement benefit payments shall be paid to the beneficiary or beneficiaries most recently designated by the Eligible Director prior to his or her death, or in the absence of such designation, to the Eligible Director's estate. The remaining payments shall be made to the designated beneficiary in the same amount(s) and at the same time(s) that such payments would have been made to the Eligible Director. In the event of the death of an Eligible Director while still serving on the Board, such Eligible Director will be deemed to have retired from Board service for purposes of this Plan and any payment(s) that would have inured to the benefit of such Eligible Director under Paragraphs 3.1 and 3.2 and the other provisions of the Plan, will be paid to such Eligible Director's beneficiaries or estate as set forth above.

3.5 In the event that an Eligible Director who is receiving retirement benefits under the Plan returns to serve as an active Director, payments under the Plan shall offset the compensation payable to the Eligible Director for service as an active Director, beginning with the first Payment Date after becoming an active Director and continuing until the Payment Date immediately following the termination of such additional Board service. Upon the termination of such additional Board service, the retirement benefit shall be adjusted (if necessary) to reflect the Board retainer and meeting fees in effect at the time of such termination, and the duration of the retirement benefit shall be extended (if necessary) to reflect the period of suspension. In the event that an Eligible Director becomes an employee of the Bank or the Company, retirement benefit payments hereunder shall cease and the Eligible Director shall have no further rights to such benefits under the Plan.

3.6 Notwithstanding anything in the Plan to the contrary, a Director may elect, in writing prior to January 1, 2009, that all benefits payable to him after December 31, 2008 under this Plan and all other plans under which he is eligible to receive retirement benefits for services as an outside director of the Bank, the Company or their successors be paid in a single lump sum at the later of January 1, 2009 or the benefit commencement date specified in such plans.

4. Plan Administration.

4.1 The Plan shall be administered by the Board of Directors of the Company. The Board shall have full power and authority to interpret, construe and administer the Plan and to review each director's eligibility for benefits under the Plan, and the Board's interpretations and constructions of the Plan and actions thereunder shall be binding and conclusive on all persons and for all purposes.

4.2 The Board shall establish and maintain Plan records and may arrange for the engagement of consultants or legal counsel, and make use of such agents and other Company personnel, as it requires or deems advisable for purposes of the Plan. The Board may rely upon the written opinion of such consultants and counsel and may delegate to any agent, member of the Board or employee of the Company, its authority to perform any act hereunder, including without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time.

5. General Provisions.

5.1 Amendment and Termination.  The Plan may be amended, suspended or terminated, in whole or in part, by the Board, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to receive benefits under the Plan which have accrued prior to the date of such action.  Upon a Change of Control, this plan may not be amended, except as may be required to comply with section 409A of the Internal Revenue or other applicable law, or terminated.

5.2 Assignment.  No right to any amount payable at any time under the Plan may be assigned, transferred, pledged, or encumbered, either voluntarily or by operation of law, except as provided expressly herein. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Participant, his or her Beneficiary and estate.

5.3 Beneficiary Designation.  Each Eligible Director may designate a beneficiary or beneficiaries to receive any payments which under the terms of the Plan may be or may become payable on or after the Eligible Director's death. At any time, and from time to time, such designation may be changed or canceled by the Eligible Director without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Company and shall not be effective until actually received by the Company. If no beneficiary has been properly designated by a deceased Eligible Director, the beneficiary shall be the Eligible Director's estate.

5.4 Consulting Arrangements.  An Eligible Director who enters into a consulting arrangement with the Bank or the Company subsequent to his or her retirement from the Board, and who would otherwise be eligible to receive benefits under this Plan, shall continue to be eligible to receive such benefits provided, however, that such consulting arrangement does not constitute employment by the Bank or the Company.

5.5 Governing Law.  The Plan and all actions taken thereunder shall be governed by and construed in accordance within the laws of the State of New York, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

5.6 Source of Payments.  All payments provided for under the Plan shall be paid from the general assets of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any Eligible Director or Beneficiary. To the extent that any Eligible Director or Beneficiary acquires a right to receive payment(s) from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

5.7 Withholding.  The Company may withhold from any benefits payable under this Plan all Federal, state, city or other taxes as shall be required pursuant to any applicable law or Governmental regulation or ruling.

5.8 Effective Date. The Plan shall be effective upon the date of its adoption by the Board, which date shall be recorded in the Board's minutes.

5.9 Compliance with Internal Revenue Code Section 409A.The Plan is intended to be a non-qualified deferred compensation plan described in section 409A of the Internal Revenue Code.  The Plan shall be operated, administered and construed to give effect to such intent.  In addition, the Plan shall be subject to amendment, with or without advance notice to Directors and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of Directors and other interested parties, to the extent necessary to effect such compliance.  Notwithstanding anything in the Plan to the contrary, to the extent required under section 409A of the Code, no payment to be made to a specified employee (within the meaning of section 409A of the Code) on account of his termination of service shall be made sooner than six (6) months after such termination of service, and no payment shall be made prior to the Director's separation from service (within the meaning of Internal Revenue Code section 409A).  All payments' required to be deferred hereunder shall be deferred to the first day of the seventh month after separation from service (in the case of a specified employee) and to the date of separation from service (in all other cases).

5.10 Effect of Restatement.  The Plan set forth herein shall, effective as of January 1, 2009, amend and restate in their entirety the provisions of the Plan as in effect on December 31, 2008 and apply to each person who is a Director at any time after December 31, 2004.  In the case of an Eligible Director who is not an active Director at any time after December 31, 2004, the provisions of the Plan in effect at such Director's retirement or other termination of service shall continue to apply.